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       [LETTER HEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM]
April 19, 1994

Container Corporation of America
Jefferson Smurfit Corporation
Jefferson Smurfit Centre
8182 Maryland Avenue
St. Louis, Missouri 63105

Re: Container Corporation of America
and Jefferson Smurfit Corporation
   % Series A Senior Notes due 2004

   % Series B Senior Notes due 2002

Ladies and Gentlemen:

We have acted as special counsel to Container
Corporation of America, a Delaware corporation ("CCA''),
and Jefferson Smurfit Corporation (to be renamed Jeffer-
son Smurfit Corporation (U.S.)), a Delaware corporation
("JSC''), in connection with an underwritten public offer-
ing of up to $300,000,000 aggregate principal amount of
CAA's   %

Series A Senior Notes due 2004 (the "Series A
Senior Notes''), and the guarantees of JSC with respect
thereto (the "Series A Guarantees''), and up to
$100,000,000 aggregate principal amount of CCA's    %
Series B Senior Notes due 2002 (the "Series B Senior
Notes'' and, together with the Series A Senior Notes, the "Senior Notes''), and the guarantees of JSC with respect thereto (the "Series B Guarantees'' and, together with the Series A Guarantees, the "Guarantees''), pursuant to an underwriting agreement (the "Underwriting Agreement'') to be entered into by CCA, JSC and Morgan Stanley & Co.
Incorporated (the "Underwriter'').

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Securities Act'').

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Container Corporation of America
Jefferson Smurfit Corporation
April 19, 1994
Page 2

In connection with this opinion, we have exam-ined (i) the Registration Statement of CCA and JSC on Form S-2 (File No. 33-52383) relating to the Senior
Notes, filed with the Securities and Exchange Commission
(the "Commission'') on February 23, 1994 under the Securi-ties Act and Amendment Nos. 1 and 2 thereto filed with the Commission on March 28, 1994 and April 19, 1994, re-spectively (such Registration Statement, as it has been and may be amended, is referred to herein as the "Regis-tration Statement''); (ii) forms of the proposed Restated
Certificates of Incorporation and the By-laws of each of CCA and JSC, in each case in the form filed as an exhibit to the Registration Statement; (iii) the form of inden-ture relating to the Series A Senior Notes (the "Series A
Indenture'') to be entered into by CCA, JSC and NationsBank of Georgia, National Association, as trustee
(the "Series A Trustee'') and the form of indenture relat-ing to the Series B Senior Notes (the "Series B Inden-ture'' and, together with the Series A Indenture, the "Indentures'') to be entered into by CCA, JSC and NationsBank of Georgia, National Association, as trustee
(the "Series B Trustee'' and, together with the Series A
Trustee, the "Trustees''), in each case as filed as an exhibit to the Registration Statement; (iv) the Form T-1 of the Trustees, as filed as an exhibit to the Registra-tion Statement; (v) certain resolutions adopted by the Boards of Directors of CCA and JSC on February 15, 1994 and drafts of certain resolutions of the Board of Direc-tors of CCA and JSC relating to the Senior Notes and the Guarantees, respectively (the "Resolutions''); (vi) the form of Series A Senior Note and the form of Series B
Senior Note; and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opin-ions set forth below.

In our examination, we have assumed the genu-ineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents sub-mitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the origi-nals of such copies. In connection with the opinions

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Container Corporation of America
Jefferson Smurfit Corporation
April 19, 1994
Paqe 3

expressed herein, we have also assumed that (i) the Resolutions shall have been duly adopted by the Boards of Directors of JSC and CCA, (ii) the Registration Statement shall have been declared effective by the Commission under the Securities Act, (iii) each of the Indentures shall have been duly and validly executed and delivered by each of CCA, JSC and the appropriate Trustee and shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Underwriting Agreement shall have been duly and validly executed and delivered by each of CCA, JSC and the Underwriter. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of CCA, JSC and others

Members of our firm are admitted to the Bar in the State of New York and the State of Delaware and we do not express any opinion as to the laws of any other jurisdiction


Based upon and subject to the foregoing, we are of the opinion that:

1. The issuance of the Series A Senior Notes and the Series B Senior Notes has been duly authorized, and each of the Series A Senior Notes and the Series B
Senior Notes, when executed, authenticated and issued in accordance with the terms of the Series A Indenture and the Series B Indenture, respectively, and paid for and delivered in accordance with the terms of the Underwrit-ing Agreement, will be valid and binding obligations of CCA, enforceable against CCA in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is consid-ered in a proceeding at law or in equity), and will be

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Container Corporation of America
Jefferson Smurfit Corporation
April 19, 1994
Page 4

entitled to the benefits of the Series A Indenture and the Series B Indenture, respectively.

2. The Series A Guarantees and the Series B
Guarantees have been duly authorized, and each of the Series A Guarantees and the Series B Guarantees, when the
Series A Indenture and the Series B Indenture, respec-tively, are executed and delivered by JSC and when the Series A Senior Notes and the Series B Senior Notes, re-spectively, have been executed by CCA and authenticated by the appropriate Trustee in accordance with the terms of the Series A Indenture and the Series B Indenture, re-spectively, will be valid and binding obligations of JSC, enforceable against JSC in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, fraudulent conveyance, insol-vency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regard-less of whether enforceability is considered in a pro-ceeding at law or in equity), and will be entitled to the benefits of the Series A Indenture and the Series B
Indenture, respectively.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters'' in each of the prospectuses which constitutes a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Com-mission thereunder.


Very truly yours,


SKADDEN, ARPS, SLATE, MEAGHER & FLOM